EXHIBIT 99.06

Ambac Financial Group, Inc. One State Street Plaza New York, NY 10004 212.668.0340

News Release

For Immediate Release

Investor/Media Contact: Peter R. Poillon

(212) 208-3333

ppoillon@ambac.com

Web site: www.ambac.com

AMBAC FINANCIAL GROUP, INC. ANNOUNCES PROMOTION

OF DOUGLAS RENFIELD-MILLER

NEW YORK, July 25, 2006— Ambac Financial Group, Inc. (NYSE:ABK) today announced the promotion of Douglas Renfield-Miller to Executive Vice President. Mr. Renfield-Miller has served as Chairman and CEO of Ambac Assurance UK Limited since April 2005 and leads Ambac’s European and Asia-Pacific operations out of Ambac’s London office. Prior to April 2005, Mr. Renfield-Miller headed up domestic commercial asset-backed securities, structured credit and capital markets as well as having responsibility for emerging markets and the Asia-Pacific operations. Prior to joining Ambac in April 2000, Mr. Renfield-Miller was a Managing Director at UBS where he held various positions including Head of Structured Finance in the Americas and Global Head of Asset-Backed Conduits.

Commenting on the promotion, Robert J. Genader, Chairman and Chief Executive Officer, said “Since joining Ambac Doug has demonstrated strong leadership and vision and has been an integral part of our continuing growth and evolution. He has a broad array of experience in structured products, both domestic and international, representative of the franchise he has helped build over the past several years.”